FIRST NATIONAL BANK OF PULASKI
AMENDED AND RESTATED DIRECTORS' DEFERRED COMPENSATION PLAN

SECOND AMENDED AND RESTATED
PARTICIPATION AGREEMENT

        I, ______________________, a director selected by the Administrator as described in Section 2.1 of the First National Bank of Pulaski Amended and Restated Directors' Deferred Compensation Plan dated January 16, 2007, as amended, (the "Plan") hereby elect to continue as a Participant of the Plan.

        The amount described in the amendment to the Plan dated December 31, 2012 which is to be contributed to my Elective Deferral Account is ____________________________________ ($__________).

        My monthly death benefit is the greater of: (a) ___________________________________ ($_________) or (b) the amount necessary to fully amortize the Elective Deferral Account balance over the one hundred eighty (180) month payment period, calculated using the crediting rate described in Section 2.6(b)(ii) of the Plan at the time of my death. In the event that the monthly benefit payment is determined by reference to the Elective Deferral Account balance, the monthly payments shall be calculated to produce equal payments over the remaining payment period.  This will require annual reamortization for changes in the crediting rate as specified in Section 4.1(c)(ii).

        I acknowledge that I have read the Plan, as amended, and agree to continue to be bound by its terms.

        Executed this _______________ day of __________________, 2012.

                                                                                                             Participant

Received by the Administrator this ________ day of ___________________, 2012.

By: _________________________________
Title: _________________________________